Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-165263) of our report dated February 23, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Plains Exploration & Production Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 22, 2012